UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 30, 2015

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 30, 2015, Quality Systems, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”), by and among the Company, Ivory Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), HealthFusion Holdings, Inc. (“HealthFusion”) and the Securityholder Representative Committee (as defined therein), pursuant to which the Company agreed to acquire HealthFusion for $165 million in cash, subject to certain adjustments in accordance with the terms of the Agreement, plus up to $25 million in cash related to the future performance of HealthFusion. The Agreement includes customary representations, warranties, covenants, indemnification provisions (subject to limitations set forth in the Agreement) and closing conditions. Upon the satisfaction or waiver of the conditions in the Agreement, the Company will acquire HealthFusion through a merger of Merger Sub with and into HealthFusion, with HealthFusion remaining as the surviving corporation (the “Merger”), and HealthFusion will become a wholly owned subsidiary of the Company.

The Company has obtained a debt commitment letter in connection with the financing of the Merger and the Company and Merger Sub are obligated, under the terms of the Agreement, to use their respective reasonable best efforts to, among other things, enter into certain definitive agreements related to the debt financing on terms and conditions substantially as contained in such debt commitment letter, in order to obtain the proceeds of the financing as of the closing of the Merger.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Agreement and the foregoing description of the Agreement have been included to provide investors and stockholders with information regarding the terms of the Agreement. They are not intended to provide any other factual information about the Company, Merger Sub or HealthFusion. The representations, warranties and covenants contained in the Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by HealthFusion to the Company in connection with the Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

The Company anticipates that the definitive debt financing agreements discussed above may contain restrictive covenants that prohibit the Company from paying future dividends until such time as the amount of such financing is repaid in full. The Company does not anticipate that these covenants will affect the payment of any previously declared dividends.

On October 30, 2015, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the execution of the Agreement.

The information contained in this Item 7.01 of Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 30, 2015, by and among Quality Systems, Inc., Ivory Merger Sub, Inc., HealthFusion Holdings, Inc. and Seth Flam, Sol Lizerbram, and Jonathan Flam, as the Securityholder Representative Committee.*

99.1	Press Release dated October 30, 2015.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY SYSTEMS, INC.

Date: October 30, 2015	By:	/s/ Jocelyn A. Leavitt
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary

4

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated October 30, 2015, by and among Quality Systems, Inc., Ivory Merger Sub, Inc., HealthFusion Holdings, Inc. and Seth Flam, Sol Lizerbram, and Jonathan Flam, as the Securityholder Representative Committee.

99.1	Press Release dated October 30, 2015.

5